Exhibit 99.1

Quest Resource Holding Corporation Reports Second Quarter 2025 Financial Results

Generated $3.9 million in operating cash flow in the second quarter and reduced debt by $6.6 million year to date

Posted sequential improvements in gross profits and adjusted EBITDA

Roll out of Operational Excellence Initiatives is on track and continuing with a focus on cash generation, profitability, and process improvement

THE COLONY, TX – August 11, 2025 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

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Revenue was $59.5 million, an 18.6% decrease compared with the second quarter of 2024, and a 13.0% decrease sequentially from the first quarter of 2025.
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Gross profit was $11.0 million, an 18.4% decrease compared with the second quarter of 2024, and a 1.0% increase sequentially from the first quarter of 2025.
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Gross margin was 18.5% of revenue compared with 18.5% for the second quarter of 2024, and a 250 basis point improvement sequentially from the first quarter of 2025.
•
GAAP net loss was $(2.0) million, compared with GAAP net loss of $(1.5) million during the second quarter of 2024, and a net loss of $(10.4) million during the first quarter of 2025.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.09), compared with $(0.07) for the second quarter of 2024, and $(0.50) for the first quarter of 2025.
•
Adjusted EBITDA was $2.7 million, compared with $5.1 million during the second quarter of 2024, and $1.6 million during the first quarter of 2025.
•
Adjusted net loss per diluted share was $(0.04), compared with adjusted net income of $0.03 per diluted share during the second quarter of 2024, and $(0.14) per share during the first quarter of 2025.

Year-to-Date 2025 Highlights (June 30, 2025)

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Revenue was $128.0 million, a 12.2% decrease compared with the same period of 2024.
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Gross profit was $22.0 million, a 20.3% decrease compared with the same period of 2024.
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Gross margin was 17.2% of revenue compared with 18.9% during the same period of 2024.
•
GAAP net loss was $(12.4) million, compared with GAAP net loss of $(2.2) million during the same period of 2024.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.59), compared with $(0.11) during the same period of 2024.
•
Recognized a non-cash loss on sale of assets of $4.5 million, or $(0.21) per basic and diluted share, related to the sale of the tenant-direct mall portion of RWS during the first quarter of 2025. Recognized a non-cash loss of $1.7 million, or $(0.08) per basic and diluted share, related to an impairment charge on intangible assets during the first quarter of 2025.
•
Year-to-date Adjusted EBITDA was $4.2 million, a 58.7% decrease compared to $10.3 million during the same period of 2024.
•
Adjusted net loss per diluted share was $(0.18), compared with adjusted net income of $0.10 per diluted share during the same period of 2024.

Recent Highlights

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Improved cash cycle times, generating $3.9 million of operating cash flow during the second quarter of 2025.
•
Reduced debt by $6.6 million year-to-date.
•
Secured significant competitive wins; a new client in the restaurant end market and a geographic expansion with an existing client in the retail end market.

“We experienced a host of issues last year. These include a number of operational issues, an industrial sector slowdown, and client attrition; as well as challenges related to adding a record number of new clients and systems integration. We took decisive, well-documented actions to address these issues. These include reductions and additions to the management team, making cost reductions, selling an underperforming business line, and resetting financial covenants with our lenders. Since then, we have launched an intensive set of initiatives focused on driving short-term improvements and long-term operating and financial performance.

Our efforts to fundamentally improve our operations and produce more consistent financial results are on track. Sequential revenue comparisons reflect the sale of the non-core portion of our RWS business at the end of the first quarter and continued softness with clients in the industrial end market. Sequential growth in gross profit dollars, a decrease in SG&A costs and strong operating cash flow generation were all a direct result of the performance-focused actions we took earlier this year. Despite continued softness in the industrial end market, we are on track to continue to deliver improvements in the trajectory of the business,” said Dan M. Friedberg, Chairman of the Company’s Board of Directors.

Perry W. Moss, Quest’s Chief Executive Officer, said, “I believe a culture of performance and accountability is critical to the success of an organization. We are fundamentally changing Quest’s culture and we are already seeing positive results. Our team is embracing this data and KPI driven philosophy. Our Operational Excellence Initiatives are beginning to improve cash generation, improve efficiency, and reduce operational variability. In addition, we are strengthening vendor relationships and increasing employee satisfaction while maintaining high standards for client service; all of which will drive long-term shareholder value.

While we have been implementing operational improvements, we have also been actively pursuing growth initiatives. Macro uncertainties are causing prospective clients to delay decision making, which is slowing the pace of growth. Nevertheless, we are still winning new clients and adding new client opportunities to our pipeline. In addition, we are focused on expanding our share of wallet with existing clients. During the second quarter, our sales organization generated a significant win with a new client in the restaurant industry and a significant expansion of the geographic footprint with an existing retailer client. Both were competitive wins and reflective of our value proposition.”

Second Quarter 2025 Earnings Conference Call and Webcast:

Quest will host a conference call on Monday, August 11, 2025, at 5:00 PM ET, to review the financial results for the second quarter ended June 30, 2025. To participate, dial 1-800-717-1738 or 1-646-307-1865. Investors can also access the call online through a listen-only webcast on the investor relations section of Quest’s website at http://investors.qrhc.com/.

The webcast, which may include forward-looking information, will be archived on the Quest investor relations website for at least 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, “Adjusted EBITDA” and “Adjusted Net Income (Loss)” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers them an important supplemental measure of Quest’s performance. Quest’s definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s

GAAP measures. (See attached tables “Reconciliation of Net Loss to Adjusted EBITDA” and “Adjusted Net Income (Loss) Per Share”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that our efforts to fundamentally improve our operations and produce more consistent financial results are on track, our belief that sequential growth in gross profit dollars, a decrease in SG&A costs and strong operating cash flow generation were all a direct result of the performance-focused actions we took earlier this year and our expectation that we are on track to continue to deliver improvements in the trajectory of the business. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenue	$59,540	$73,145	$127,970	$145,796
Cost of revenue	48,503	59,613	106,002	118,228
Gross profit	11,037	13,532	21,968	27,568
Operating expenses:
Selling, general, and administrative	9,295	9,385	20,707	19,184
Depreciation and amortization	1,299	2,365	2,842	4,726
Loss on sale of assets	61	—	4,491	—
Impairment loss	—	—	1,707	—
Total operating expenses	10,655	11,750	29,747	23,910
Operating income (loss)	382	1,782	(7,779)	3,658
Interest expense	(2,375)	(2,612)	(4,642)	(5,084)
Loss before taxes	(1,993)	(830)	(12,421)	(1,426)
Income tax expense (benefit)	(22)	684	(44)	743
Net loss	$(1,971)	$(1,514)	$(12,377)	$(2,169)
Net loss per share applicable to common stockholders
Basic and diluted	$(0.09)	$(0.07)	$(0.59)	$(0.11)
Weighted average number of common shares outstanding
Basic and diluted	20,933	20,507	20,896	20,446

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(1,971)	$(1,514)	$(12,377)	$(2,169)
Depreciation and amortization	1,500	2,605	3,246	5,101
Interest expense	2,375	2,612	4,642	5,084
Stock-based compensation expense	533	363	1,195	720
Acquisition, integration, and related costs	—	19	—	61
Loss on sale of assets	61	—	4,491	—
Impairment loss	—	—	1,707	—
Other adjustments	208	370	1,379	719
Income tax expense (benefit)	(22)	684	(44)	743
Adjusted EBITDA	$2,684	$5,139	$4,239	$10,259

ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reported net loss (1)	$(1,971)	$(1,514)	$(12,377)	$(2,169)
Amortization of intangibles (2)	1,104	2,221	2,468	4,441
Acquisition, integration, and related costs (3)	—	19	—	61
Loss on sale of assets	61	—	4,491	—
Impairment loss	—	—	1,707	—
Adjusted net income (loss)	$(806)	$726	$(3,711)	$2,333

Diluted earnings (loss) per share:
Reported net loss	$(0.09)	$(0.07)	$(0.59)	$(0.11)
Adjusted net income (loss)	$(0.04)	$0.03	$(0.18)	$0.10

Weighted average number of common shares outstanding:
Basic	20,933	20,507	20,896	20,446
Diluted (4)	20,933	22,974	20,896	22,777

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment for dilution when adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$449	$396
Accounts receivable, less allowance for doubtful accounts of $751 and $831 as of June 30, 2025 and December 31, 2024, respectively	53,660	62,252
Prepaid expenses and other current assets	2,618	2,601
Assets held for sale	—	9,890
Total current assets	56,727	75,139

Goodwill	81,065	81,065
Intangible assets, net	9,316	12,946
Property and equipment, net, and other assets	5,954	6,495
Total assets	$153,062	$175,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,130	$39,899
Deferred revenue	146	1,001
Current portion of notes payable	1,540	1,651
Liabilities held for sale	—	1,840
Total current liabilities	39,816	44,391

Notes payable, net	69,680	76,265
Other long-term liabilities	628	833
Total liabilities	110,124	121,489

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 20,712 and 20,606 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	21	21
Additional paid-in capital	180,405	179,246
Accumulated deficit	(137,488)	(125,111)
Total stockholders’ equity	42,938	54,156
Total liabilities and stockholders’ equity	$153,062	$175,645

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